EXHIBIT 32.2

EVERGREEN ENERGY INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Diana L. Kubik, state and attest that:

1.             I am the Vice President and Chief Financial Officer of Evergreen Energy Inc. (the “Issuer”),

2.             Accompanying this certification is the Form 10-K for the year ended December 31, 2006, a periodic report (the “Periodic Report”) filed by the Issuer with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), which contains financial statements.

3.             I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

•                     the Periodic Report containing the financial statements fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

•                     the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer for the periods presented therein.

/s/ DIANA L. KUBIK
Diana L. Kubik
Title: Vice President and Chief Financial Officer
Date: March 1, 2007

A signed original of this written statement required by Section 906 has been provided to KFx Inc. and will be retained by Evergreen Energy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.